UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2009

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2009, Orleans Homebuilders, Inc. (the “Company”), its wholly owned subsidiary, Greenwood Financial, Inc., and certain affiliates of Greenwood Financial, Inc., Wachovia Bank, National Association, as administrative agent (“Wachovia”), and various other lenders entered into the Third Amendment (the “Third Amendment”) to the Second Amended and Restated Revolving Credit Loan Agreement dated as of September 30, 2008 (the “Loan Agreement”).  The terms of the Third Amendment are substantially similar to the terms of the Second Amendment to the Loan Agreement dated August 13, 2009.  The Third Amendment effectively extends the borrowing base relief, minimum liquidity covenant deferral, existing loan fee payment deferral and other accommodations provided by the Second Amendment to the Loan Agreement generally through October 31, 2009.  The summary of the material terms of the Amendment set forth below is qualified in its entirety by reference to the text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1.

•      The adjustments to the category limitations applicable to the determination of the net borrowing base availability set forth in the Second Amendment were extended for all borrowing base certificates delivered before October 31, 2009.  As such:

•      The maximum borrowing base availability attributable to work-in-progress inventory not subject to a qualifying agreement of sale (that is, spec inventory and model home inventory) will be maintained at 58% of total work-in-process inventory including backlog units (as provided in the Second Amendment and rather than otherwise being reduced to 45% for the borrowing base certificate as of September 30, 2009); and

•      The maximum borrowing base availability attributable to land under development will be maintained at 65% of total borrowing base availability, but generally subject to a maximum of $235 million prior to October 31, 2009 and a maximum of $190 million (as provided in the Second Amendment and rather than otherwise being reduced to 55% for the borrowing base certificate as of September 30, 2009) for any borrowing base certificate delivered on or after October 31, 2009.

These changes apply to all borrowing base certificates delivered before October 31, 2009.

•      The Second Amendment modified the definition of “borrowing base availability” to exclude up to $5.1 million of existing financial letters of credit from the definition of “borrowing base availability” through and including September 30, 2009.  The Third Amendment continues this definitional modification through October 30, 2009, which continues the improvement to the Company’s liquidity provided by the Second Amendment.  Without the continuation of the effectiveness of the change to the definition of borrowing base availability provided in the Second Amendment, all financial letters of credit would be deducted when determining the borrowing base availability.

•      The Second Amendment modified the requirements relating to ongoing bank reappraisals of borrowing base assets to provide that reappraisals of borrowing base assets received by the Company after July 8, 2009 are not required to be reflected in any borrowing base certificate delivered after the effective date of the Second Amendment and before the borrowing base certificate due on October 15, 2009.  The Third Amendment extended the effectiveness of this modification for borrowing base certificates delivered before the borrowing base certificate as of October 31, 2009 (which is due on or before November 15, 2009).

•      The Company’s minimum liquidity covenant was amended by the Second Amendment to reduce temporarily the amount of liquidity required to be maintained by the Company to not less than $0 through and including September 29, 2009.  The Third Amendment extended this minimum liquidity covenant accommodation to October 31, 2009.  After October 31, 2009, the minimum liquidity requirement remains at not less than $10 million.

•      The additional loan fee under the existing loan agreement previously due to lenders on September 30, 2009 pursuant to the Second Amendment was postponed until October 31, 2009.  In addition, the Third Amendment eliminated the provision that reduced this fee by 80% if the aggregate commitments of all lenders under the Loan Agreement were permanently reduced to $250,000,000 on or before September 30, 2009.  The Company anticipates that, if payable, this fee may be as high as approximately $12.5 million.

•      The covenants requiring the Company to provide to the lenders (i) audited financial statements within 90 days after the end of each fiscal year, (ii) a management prepared business plan and budget within 60 days after the end each fiscal year, and (iii) a comparison for the Company actual results during the preceding fiscal year and the budgeted results, were each modified to allow the Company to provide the required financial information with respect to the fiscal year June 30, 2009 (for historical information) and with respect to the fiscal year ending June 30, 2010 (for the Company’s fiscal 2010 business plan and budget) not later than October 31, 2009.

The Company anticipates that the one-month liquidity enhancement of the Second Amendment continued under the Third Amendment should meet the Company’s liquidity needs only up to approximately October 31, 2009.  The Company anticipates that without either a Loan Agreement maturity extension and other modifications, or an additional amendment to the Loan Agreement to increase borrowing base availability on or before November 2, 2009: (i) the net borrowing base availability at that time will be significantly less than the borrowings under the revolving Loan Agreement at that time; (ii) the Company will be unable to pay an existing loan fee now due on October 31, 2009 without an additional deferral amendment; (iii) the Company will likely violate the minimum liquidity covenant at some time in early November 2009; (iv) the Company will violate certain other covenants under the Loan Agreement at that time (or shortly thereafter);  and (v) the Company will likely not have sufficient liquidity to continue its normal operations at that time (or shortly thereafter).  In addition, the Company may need additional amendments to the Loan Agreement for a variety of reasons on or prior to October 31, 2009.  For additional discussion of the Company’s liquidity, including a discussion of the scheduled December 20, 2009 maturity date of the Company’s Loan Agreement, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009, as well as the Current Report on Form 8-K filed with and press release furnished to the Securities and Exchange Commission on August 14, 2009.

On October 1, 2009 the Company issued a press release announcing the Amendment, a copy of which is furnished herewith as Exhibit 99.1

Item 2.02 Results of Operations and Financial Condition.

On October 1, 2009, Orleans Homebuilders, Inc. (the “Company”) issued a press release announcing certain financial results for the three and twelve months ended June 30, 2009 and certain other financial information. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected financing arrangements, anticipated amendments to its Credit Facility, payments on its 8.52% Trust Preferred Securities and the new subordinated notes issued under the Junior Debt Exchange Agreement, anticipated increase in net new orders, anticipated interest payments relating to the Company’s trust preferred securities facilities, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility, strategic transactions and alternatives; other alternative recapitalization or exchange offer transactions; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; potential future land sales; the Company’s future liquidity, capital structure and finances; and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, our ability to modify or extend our existing Credit Facility or otherwise engage in a financing or strategic transaction; the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.  In addition, there can be no assurance that the Company will be able to obtain any amendment to or extension of its existing revolving Credit Facility or other alternative financing or adjust successfully to current market conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Third Amendment to Second Amended and Restated Revolving Credit Loan Agreement (filed herewith).
99.1	Press release of Orleans Homebuilders, Inc. dated October 1, 2009 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement (filed herewith).
99.1	Press release of Orleans Homebuilders, Inc. dated August 13, 2009 (furnished herewith).